UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2016

Portola Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35935	20-0216859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 E. Grand Avenue South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 246-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Portola Pharmaceuticals, Inc. (the “Company”) 2016 annual meeting of stockholders held on June 17, 2016, the stockholders voted on the three proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the 2016 annual meeting, filed with the Securities and Exchange Commission on April 29, 2016 (the “Proxy Statement”). The results of the matters voted upon at the meeting were:

a)	Each of the Class III nominees of the Company’s Board of Directors were elected to hold office until the Company’s 2019 annual meeting of stockholders. The Class III nominees were: Laura Brege; 40,175,791 shares of Common Stock voted for, 7,480,234 withheld, and 5,073,788 broker non-votes; Hollings C. Renton; 46,949,137 shares of Common Stock voted for, 706,888 withheld, and 5,073,788 broker non-votes; and William Lis; 46,945,998 shares of Common Stock voted for, 710,027 withheld, and 5,073,788 broker non-votes. The terms of office of Class I directors Jeffrey W. Bird, M.D., Ph.D., John H. Johnson and H. Ward Wolff continue until the Company’s 2017 annual meeting of stockholders. The terms of office of Class II directors Dennis Fenton, Ph.D., Charles J. Homcy, M.D. and David Stump, M.D. continue until the Company’s 2018 annual meeting of stockholders.

b)	The stockholders approved, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement: 46,957,481 shares of Common Stock voted for, 590,857 against, 107,687 abstaining, and 5,073,788 broker non-votes.

c)	The stockholders ratified the selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016: 51,984,008 shares of Common Stock voted for, 716,396 against, 29,409 abstaining, and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Pharmaceuticals, Inc.
Dated: June 22, 2016
	By:	/s/ Mardi C. Dier
Mardi C. Dier
Executive Vice President and Chief Financial Officer